SEDONA CONSULTING, INC.*
   Bankchartering is our business


Mr. Phillip Baldwin                         Via Hand Delivery
Chair
Neighbor's Bancshares, Inc.
11285 Elkins Road, Building E
Roswell, Georgia 30076-5836

                                 OCTOBER 5, 2001

                                ENGAGEMENT LETTER

Dear Phil:

I am delighted to be providing you with my suggested engagement letter for the chartering of a de novo bank in North Fulton County, Georgia. Our standard form of engagement letter is set forth below.

TERMS OF ENGAGEMENT
This is to confirm our understanding with you with respect to our representation.

     1. Nature of Services. The services to be rendered include representing Neighbor's Bancshares, Inc. (the "Company") in all aspects of chartering a de novo bank. This includes, but is not limited to:

          -    Identification, development and formation of Organizer group;

          -    Market assessment and analysis,

          -    Determining the type of commercial bank to charter;

          -    Formation of all legal entities including;

          -    Compliance with all regulatory bodies,

          - Completing the Charter Application and all documents required by the applicable regulatory bodies including, but not limited to, Georgia Department of Finance and Banking, Federal Deposit insurance Corporation, Office of Comptroller of the Currency;

          - Liaison with, and preparation of all materials required by, all regulatory bodies, whether federal or state, which have authority over the sale of stock in the de novo bank including, but not limited to, the Securities Exchange Commission;

          - Establishing a marketing and sales program for the identification and sale of the stock shares of the de novo bank;

          - Assistance in identifying and employing a bank president and other senior members of the de novo bank;


* Now known as Sedona Bank Consultants, Inc.


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Mr. Phillip Baldwin
October 5, 2001
Page 2 of 2


          - Creating an achievable and successful business plan and feasibility study in conjunction with the president, board and senior management of the bank;

          - Pre-opening examinations and analysis - receiving the final charter approval;

          - Education for board, senior management and employees of de novo bank.

     2. Fees. Our fees are as follows: $150,000 for services as described on the proposed budget, attached. Our $150,000 shall be paid as follows:
$12,500 per month for twelve (12) months.

     3. Expenses. In addition to the fees, you will be charged for all costs associated with the services rendered. These costs will include, but are not to be limited to travel expenses, external delivery and courier services, express mail, air courier services and document reproduction (if done off site). Although we will advance most of these costs on behalf of you, we may ask you to pay directly any expenses in excess of $200.00.

     4. Billing. We will bill you on a monthly basis for all fees and expenses, which bills will be payable upon presentation. Additionally, it is specifically understood between you and our firm that, subject to general standards of professional responsibility our firm will have the right to terminate our representation of you if any fees and/or expenses are not paid within thirty (30) days after a statement with respect to them is rendered. If our firm exercises this right, you shall be liable for all fees and expenses incurred to the date of such exercise. Notwithstanding the above, all unpaid fees and costs shall be due and payable at settlement of the transaction. All bills will show the services rendered, by whom, and the time expended in connection therewith.

     5.     Retainer.  A retainer will be waived for this engagement.

If the foregoing correctly sets forth your understanding of the terms of our engagement, please so indicate by dating, signing and returning the enclosed copy of this letter.

Let me close by again expressing my appreciation and enthusiasm for the project ahead. Together, we can work to establishing a bank to meet the needs of the community of North Fulton County.

Sincerely,

/s/ Barbara H. Lebow

Barbara H. Lebow, President

--------------------------------------------------------------------------------
I have read the above agreement and, after consultation with the Board of Directors, am pleased to advise you that this Engagement Letter correctly sets forth the terms between Neighbor's Bancshares and Sedona Consulting.

/s/ Phil Baldwin
--------------------                                 ---------------------------
Phillip L. Baldwin                                   October 8, 2001


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